Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 Amendment No. 2 (File No: 333-179628) of China Recycling Energy Corporation of our report dated March 12, 2012 relating to the financial statements which appear in the 2011 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Goldman Kurland and Mohidin, LLP

Goldman Kurland and Mohidin, LLP

Encino, California

May 7, 2012